EXHIBIT 8.1
Mayer Brown LLP 71 South Wacker Drive Chicago, Illinois 60606-4637 Main Tel (312) 782-0600 Main Fax (312) 701-7711 www.mayerbrown.com
February 14, 2013
WFN Credit Company, LLC 3100 Easton Square Place, #3108 Columbus, Ohio 43219

Re:           World Financial Network Credit Card Master Note Trust, Series 2013-A
Registration Statement on Form S-3 (Nos. 333-166240 and 333-166240-01)

Ladies and Gentlemen:

We have acted as special counsel to WFN Credit Company, LLC, a Delaware limited liability company (“WFN LLC”), World Financial Network Credit Card Master Trust (“WFNMT”) and World Financial Network Credit Card Master Note Trust (the “Trust”), in connection with (a) the filing by WFN LLC with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”) of the above-captioned Registration Statement (as amended, the “Registration Statement”), registering notes representing debt of the Trust, (b) the offering of the $375,000,000 Class A Asset Backed Notes, Series 2013-A (the “2013-A Offered Notes”), and (c) the issuance of $18,750,000 Class M Asset Backed Notes, Series 2013-A (the “Class M Notes”), and $23,750,000 Class B Asset Backed Notes, Series 2013-A (the “Class B Notes”), $62,500,000 Class C Asset Backed Notes, Series 2013-A (the “Class C Notes”) and $20,000,000 Class D Asset Backed Notes, Series 2013-A (the “Class D Notes,” and together with the Class M Notes, the Class B Notes, the Class C Notes and the Offered Notes, the “Notes”) described in the Prospectus, dated February 11, 2013 (the “Base Prospectus”), and Prospectus Supplement, dated February 12, 2013 (the “Prospectus Supplement,” and together with the Base Prospectus, the “Prospectus”), which have been filed by WFN LLC pursuant to Rule 424(b) under the Act.  The Notes will be issued pursuant to the Master Indenture, dated as of August 1, 2001 and as heretofore amended (the “Master Indenture”), as supplemented by an Indenture Supplement, to be dated as of February 20, 2013 (the “Indenture Supplement,” and together with the Master Indenture, the “Indenture”), each between the Trust and Union Bank, National Association (successor to The Bank of New York Mellon Trust Company, N.A.), as indenture trustee (the “Indenture Trustee”).  The Notes are secured by a series of Investor Certificates (as defined in the Pooling and Servicing Agreement referred to below) issued pursuant to the Pooling and Servicing Agreement and the Collateral Series Supplement referred to below and designated pursuant thereto as the “Collateral Certificate”.  The Collateral Certificate represents an undivided interest in the receivables in a portfolio of private label credit card accounts and related assets held by WFNMT.  The Collateral Certificate has been issued pursuant to the Second Amended and Restated Pooling and Servicing Agreement, dated as of January 17, 1996, amended and restated as of September 17, 1999 and amended and restated a second time as of August 1, 2001 and as further heretofore amended (the “Pooling and Servicing Agreement”), between WFN LLC and Union Bank, National Association (successor to The Bank of New York Mellon Trust Company, N.A.), as trustee (the “Certificate

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Mayer Brown LLP

February 14, 2013

Trustee”) and a Collateral Series Supplement, dated as of August 21, 2001 (as heretofore amended, the “Collateral Series Supplement”) between WFN LLC, Comenity Bank (formerly known as World Financial Network Bank) and the Certificate Trustee. We have examined executed copies of the Master Indenture, the Indenture Supplement, the Pooling and Servicing Agreement, the Collateral Series Supplement and the Collateral Certificate and such other documents as we have deemed necessary for the purposes of this opinion.

You have requested our opinion regarding the description of material tax consequences related to the issuance and sale of the Offered Notes as described in the Prospectus.  Capitalized terms not otherwise defined herein have the meanings ascribed to them in the Prospectus.

Our opinion is also based on (i) the assumption that neither the Indenture Trustee nor any affiliate thereof will become either the servicer or the delegee of the servicer; (ii) the assumption that all agreements relating to the creation of the Trust and the issuance and sale of the Offered Notes will remain in full force and effect; (iii) the assumption that all agreements and documents required to be executed and delivered in connection with the issuance and sale of the Offered Notes will be so executed and delivered by properly authorized persons in substantial conformity with the drafts thereof as described in the Prospectus and the transactions contemplated to occur under such agreements and documents in fact occur in accordance with the terms thereof; and (iv) currently applicable provisions of the Internal Revenue Code of 1986, as amended, Treasury regulations promulgated and proposed thereunder, current positions of the Internal Revenue Service (the “IRS”) contained in published Revenue Rulings and Revenue Procedures, current administrative positions of the IRS and existing judicial decisions.  This opinion is subject to the explanations and qualifications set forth under the caption “Federal Income Tax Consequences” in the Base Prospectus and under the headings “Structural Summary – Tax Status” and “Material Federal Income Tax Consequences” in the Prospectus Supplement.  No tax rulings will be sought from the IRS with respect to any of the matters discussed herein.

Mayer Brown LLP

February 14, 2013

While the tax description does not purport to discuss all possible federal income tax ramifications of the purchase, ownership, and disposition of the Offered Notes, particularly to U.S. purchasers subject to special rules under the Internal Revenue Code of 1986, as amended,  based on the foregoing, as of the date hereof, we hereby adopt and confirm the statements set forth in the Base Prospectus under the heading “Federal Income Tax Consequences” and in the Prospectus Supplement under the headings “Structural Summary – Tax Status” and “Material Federal Income Tax Consequences”, which discuss the federal income tax consequences of the purchase, ownership and disposition of the Offered Notes.  There can be no assurance, however, that the tax conclusions presented therein will not be successfully challenged by the IRS, or significantly altered by new legislation, changes in IRS positions or judicial decisions, any of which challenges or alterations may be applied retroactively with respect to completed transactions.  We hereby consent to the use of our name therein and to the filing of this opinion as part of WFN LLC’s Current Report on Form 8-K, filed on or about February 14, 2013, for incorporation into the Registration Statement without admitting we are “experts” within the meaning of the Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this Form 8-K.

Very truly yours,

/s/ MAYER BROWN LLP

MAYER BROWN LLP